UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

GameSquare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39389	99-1946435
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement and Preferred Stock Issuance

On February 20, 2026, GameSquare Holdings, Inc. (the “Company” or “Parent”), TubeBuddy, Inc., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“Buyer”), Ben Group, Inc., a Nevada corporation (“Ben Group”), and TubeBuddy, LLC, a California limited liability company (“TB LLC”, and together with Ben Group, “Seller”), entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which the Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller substantially all the assets, and certain specified liabilities, of the Seller relating to software which utilizes search engine optimization, bulk processing, workflow, and other tools for social media and content creation (the “Transaction”). As consideration for the Transaction, the Company issued to Seller 5,000,000 shares of newly designated Series A-2 Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A-2 Preferred Stock”).

Pursuant to the Asset Purchase Agreement, the Company agreed to file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on or prior to April 30, 2026 and to hold a related meeting of stockholders for the purposes of obtaining the approval (the “Shareholder Approval”) of the holders of the Company’s capital stock to authorize a sufficient number of additional shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to allow for the conversion of the Series A-2 Preferred Stock into Common Stock in accordance with, and pursuant to the terms and conditions set forth in, the Certificate of Designation (as defined below). The Company agreed to hold a meeting of stockholders to seek the Shareholder Approval no later than 120 days after the closing of the Transaction. If the Company fails to obtain the Shareholder Approval by September 30, 2026 (the “Shareholder Approval Deadline”), the Company shall pay to Seller an aggregate amount equal to $3,500,000 plus accrued interest, $2,350,000 (plus accrued interest) of which shall be payable within five business days of the Shareholder Approval Deadline and $1,150,000 of which shall be payable within five business days after the 18-month anniversary of the closing of the Transaction, as set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement also provides for deferred consideration upon the occurrence of certain events. Under the Asset Purchase Agreement, in the event the volume weighted average per share price of the Series A-2 Preferred Stock on a one-to-one as - converted basis to Common Stock for the 30 trading days preceding the date that is 18 months after closing of the Transaction is less than $0.70 per share, after accounting for changes in the Series A-2 Preferred Stock (on such as - converted basis) by way of stock split, stock dividend, combination, reclassification, or similar event, or through merger, consolidation, reorganization, recapitalization or business combination, Seller shall be entitled to additional cash consideration (the “Deferred Cash Consideration”). Such Deferred Cash Consideration shall be equal to (a) the product of (i) 5,000,000 multiplied by (ii) the absolute value of the dollar amount by which such calculation in the previous sentence is less than $0.70, minus (b) any proceeds received by Seller from the sale of the Series A-2 Preferred Stock prior to the date that is 18 months after closing (the “Deferred Cash Consideration Date”). However, no Deferred Cash Consideration shall be owed if, prior to the Deferred Cash Consideration Date and after the Series A-2 Preferred Stock are converted into shares of Common Stock (the “Converted Shares”), the (x) closing price of the Converted Shares is greater than $0.70 per share for ten consecutive trading days or 20 total trading days subsequent to the date such Converted Shares are no longer subject to any trading restrictions to the holder of such shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or (y) the Seller or its affiliates sells any of such shares prior the Deferred Cash Consideration Date for aggregate gross proceeds in excess of $3,500,000.

The Asset Purchase Agreement contains representations and warranties, and covenants of the Company, Buyer and Seller, and indemnification rights of the parties after the closing of the Transaction that are customary for transactions of this type.

In connection with the Transaction, on February 20, 2026, the Company filed the Certificate of Designation of Series A-2 Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware, which designated 5,000,000 shares of Series A-2 Preferred Stock.

Each share of Series A-2 Preferred Stock was issued with an initial liquidation value of $1.00 per share, subject to adjustments for stock splits, combinations and similar transactions. Upon the receipt of the Shareholder Approval, each share of Series A-2 Preferred Stock shall automatically convert into one share of Common Stock subject to adjustment for certain corporate events as set forth in the Certificate of Designation.

Each share of Series A-2 Preferred Stock is entitled to vote with the holders of the Common Stock, voting together as a single class, with respect to any matters presented to the stockholders of the Company. Each share of Series A-2 Preferred Stock is entitled to a number of votes equal to 3.86 shares of Common Stock (subject to standard adjustments for reverse and forward stock splits and similar transactions), provided such number of votes shall not exceed 19.99% of the outstanding number of Common Stock as provided in the Certificate of Designation. In connection with the Transaction, Seller agreed to vote its shares of Series A-2 Preferred Stock in favor of authorizing an increase to the number of authorized Common Stock of the Company.

The Series A-2 Preferred Stock ranks senior to all junior securities, including Common Stock, and ranks on parity with the Company’s Series A-1 Preferred Stock. The Series A-2 Preferred Stock will participate equally in any dividends declared to holders of Common Stock.

Copies of the Asset Purchase Agreement and the Certificate of Designation are filed as Exhibits 10.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the terms of the Asset Purchase Agreement and Certificate of Designation set forth above are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

In connection with the Asset Purchase Agreement, the Company and Seller entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC covering the public resale of the Common Stock issuable upon conversion of the Series A-2 Preferred Stock. Subject to certain conditions, at any time from the date that is nine months after the date of the Asset Purchase Agreement, the holders of the Series A-2 Preferred Stock shall be entitled to demand registration rights, pursuant to which such holders may require that the Company file a registration statement with the SEC covering all or any portions of their Converted Shares. The Registration Rights Agreement further provides that such holders be entitled to customary “piggyback” registration rights, subject to certain limitations as set forth in the Registration Rights Agreement.

A copy of the Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Registration Rights Agreement set forth above is qualified in its entirety by reference to such exhibit.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the Series A-2 Preferred Stock was made in a private transaction exempt from the registration requirements of the Securities Act, in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Seller is an accredited investor as defined in Rule 501 under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On February 23, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series A-2 Convertible Preferred Stock of GameSquare Holdings, Inc.
10.1*	Asset Purchase Agreement, dated February 20, 2026, by and among Ben Group, Inc., TubeBuddy, LLC, TubeBuddy, Inc., and GameSquare Holdings, Inc.
10.2	Registration Rights Agreement, dated February 20, 2026, by and among Ben Group, Inc., TubeBuddy, LLC, TubeBuddy, Inc., and GameSquare Holdings, Inc.
99.1	Press Release dated February 23, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: February 23, 2026	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director